CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 196 to Registration Statement No. 2-67052 on Form N-1A of our reports dated July 31, 2006 relating to the financial statements and financial highlights of Mastrapasqua Growth Fund, Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, Brown Advisory Small-Cap Growth Fund, Brown Advisory Small-Cap Value Fund, Brown Advisory Opportunity Fund (formerly, the Nevis Fund, Inc.), Brown Advisory International Fund, Brown Advisory Real Estate Fund, Brown Advisory Maryland Bond Fund, and Brown Advisory Intermediate Income Fund, each a series of Forum Funds, appearing in the Annual Reports on Form N-CSR of Forum Funds Trust for the year ended May 31, 2006, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, each of which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 27, 2006